DHB CAPITAL GROUP, INC.
                   P.O. BOX 269, OLD WESTBURY, NEW YORK 11568
                    PHONE (516) 997-1155 * FAX (516) 997-1144


                                                    October 11, 1996


The Lehigh Group, Inc.
810 7th Avenue, 37th Floor
New York, New York
Attention: Salvatore Zizza, President

Dear Sal:

                  The Board of Directors of DHB Capital Group, Inc. has authorized me to notify you of the termination of the Agreement and Plan of Reorganization entered into between us as of July 8, 1996.

                  We are taking this action pursuant to paragraph 17(a)(2) of the Agreement in light of the recent lawsuit filed against Lehigh by Southwicke Corporation seeking to restrain or prohibit the transactions contemplated by the Agreement and Plan of Reorganization.

                                           Very truly yours,

                                           DHB Capital Group, Inc.


                                           By: /S/ David H. Brooks
                                               ---------------------------